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                                                                     EXHIBIT 2.2

                   AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

      THIS AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT is dated as of November 30, 1999 among OSI PHARMACEUTICALS, INC., a Delaware corporation, ONCOGENE SCIENCE DIAGNOSTICS, INC., a Delaware corporation, and BAYER CORPORATION, an Indiana corporation.

                                    PREAMBLE

A. The parties entered into an Asset Purchase Agreement dated as of November 17, 1999 (the "APA"). All capitalized terms used herein have the meanings assigned thereto in the APA.

B. The obligations of the Purchaser to consummate the transactions contemplated by the APA are subject to the fulfillment of, among other conditions, the obtaining of the consents listed on Schedule 13.3 to the APA (the "Consents").

C. The parties required to provide certain of the Consents require, as a condition to providing such Consents, that the Purchaser undertake obligations or otherwise commit to a course of action not contemplated under the APA or the terms of the existing contracts with such parties. Purchaser is prepared to agree to such conditions, provided that the Seller Parties enter into this Amendment No. 1 to the APA.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements hereinafter contained, and intending to be legally bound hereby, the parties agree as follows:

      1. The Finsen Lab.

            (a) In connection with the Consent to be obtained from Cancerforskningfondet af 1989 (the "Foundation"), OSIP and the Purchaser requested, inter alia, that the Foundation agree to Sections 3(c) and 4 in the attached Exhibit A. The Consent ultimately obtained from the Foundation set forth that the Foundation will negotiate said Section 3(c) with the Purchaser after the Closing under the APA and deleted said Section 4 entirely.

            (b) The parties hereby agree that the Purchaser shall defer payment of $250,000 of the Purchase Price until the Foundation and the Purchaser have agreed in writing
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to terms and conditions, satisfactory to Purchaser in its sole discretion, relating to the subject matter set forth in said Sections 3(c) and 4. Purchaser agrees to exercise reasonable diligence to reach such agreement. Promptly following the execution of such written agreement, Purchaser shall pay to the Seller Parties the $250,000 in cash deferred hereunder; provided, however, that the Purchase Price shall be permanently reduced by $250,000 if the Purchaser and the Foundation do not reach such agreement prior to December 31, 2000.

      2. Cambridge Assignment of Lease. Under the Cambridge Assignment of Lease, Purchaser may be obligated to discharge certain Excluded Liabilities arising under the Cambridge Lease. In connection therewith, the parties hereby agree that the limitations provided for in Section 11.4(a) of the APA shall not apply to any of the Seller Parties' indemnification obligations with respect to such Excluded Liabilities. Nothing contained in the Cambridge Assignment of Lease shall be deemed to amend, modify or restate the obligations of the Seller Parties and Purchaser to each other under Article 11 of the APA.

      3. Effect of Amendment. All other provisions of the APA shall remain in full force and effect.
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          SIGNATURE PAGE TO AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

      WITNESS the due execution hereof as of the date and year first above written.

                                          OSI PHARMACEUTICALS, INC.

                                          By          /s/
                                             -----------------------------------
                                          Title
                                                --------------------------------

                                          ONCOGENE SCIENCE DIAGNOSTICS, INC.

                                          By          /s/
                                             -----------------------------------
                                          Title
                                                --------------------------------

                                          BAYER CORPORATION

                                          By          /s/
                                             -----------------------------------
                                          Title
                                                --------------------------------